Exhibit 10.38

Memorandum Of Understanding

MEMORANDUM OF UNDERSTANDING

Party A: Online Education College of Renmin University of China

Party B: CMR Web Learning Co., Ltd.

Party C: Renda Century Technology Development Co., Ltd.

Party D: Modern Distance Education Company Limited

Whereas Party A and Party B signed the Service Agreement and its appendixes as of March 31, 2003, and Party C and Party D signed the Joint Venture Contract as of October 22, 2002, the parties reach the following understanding in accordance with the principles of the aforementioned agreements:

1.	Party A and Party B shall adjust the total amount of the service fees in the last month of each year, i.e. in the event there is any shortage in the revenue and expenditure of Party A, Party B shall deduct the corresponding amount from the service fees for the year; in the event there is any surplus in the revenue and expenditure of Party A, Party A shall increase the corresponding amount in the service fees for the year so as to promote the expansion of Party A’s online education and the technological development and construction of its online education, and ensure its position as one of the international first-class online universities.

2.	The anticipated cost to be borne by Party A shall be defined as the bonus to the service stations, the administration fee submitted to Renmin University of China accounting for 10% of the gross revenue of the tuition, and part of the fees for teaching management.

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Party A:	Online Education College of Renmin University of China
(Seal of Online Education College of Renmin University of China)

By:	/s/ Lin Gang
Name:	Shawn Ding

Date: March 31, 2003

Party B:	CMR Web Learning Co., Ltd.
(Seal of CMR Web Learning Co., Ltd.)

By:	/s/ Wang Gongquan
Name:	Wang Gongquan

Date: March 31, 2003

Party C:	Renda Century Technology Development Co., Ltd.
(Seal of Renda Century Technology Development Co., Ltd.)

By:	/s/ Li Jiugao
Name:	Li Jiugao

Date: March 31, 2003

Party D: Modern Distance Education Company Limited

By:	/s/ Huang Bo
Name:	Huang Bo

Date: March 31, 2003

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